Rule 424 (b) (3)
Registration No. 333-51306
CUSIP #: 63743HCZ3

PRICING SUPPLEMENT NO. 2813 DATED JANUARY 31, 2001
TO PROSPECTUS SUPPLEMENTAL DATED January 22, 2001
AND BASE PROSPECTUS DATED December 15, 2000

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue

Floating Rate Notes

Principal Amount:	$60,000,000.00
Issue Price:	100% of Principal Amount
Original Issue Date:	02/05/01
Maturity Date:	02/05/02
Initial Interest Rate:	Determined as described below
Base Rate:	LIBOR Telerate
Spread:	Minus 3 basis points
Index Maturity:	3 months
Interest Payment Dates:	On the 5th of May, August, November, and the Maturity Date, commencing May 7, 2001
Reset Period:	Quarterly
Interest Reset Dates:	On the 5th of each May, August, and November commencing February 5, 2001
Redemption Date:	None
Agents Commission:	0.050%
Agent(s):	Banc of America Securities LLC
Lehman Brothers
JP Morgan
Capacity:	Agent
Form of Note:	Book-Entry
(Book-Entry or Certificated)
Other Terms:	None

Medium-Term Notes, Series C may be issued by CFC in an aggregate principal amount of up to $10,050,000,000 and, to date, including this offering, an aggregate of $7,819,851,000 Series C have been issued.